UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 5, 2002

(Date of earliest event reported)

Commission File Number 333-33121

LEINER HEALTH PRODUCTS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	95–3431709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

901 East 233rd Street, Carson, California 90745

(310) 835–8400

(Address and telephone number of principal executive offices)

Item 5.  Other Events

On February 28, 2002, Leiner Health Products Inc. (the “Company”) filed petition for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking court approval of its consensual prepackaged plan of reorganization. On February 28, 2002, the Company issued a press release (the “Press Release”) relating to the foregoing. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press Release dated February 28, 2002.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Leiner Health Products Inc.

By:	/s/ Robert Reynolds
Robert Reynolds
Executive Vice President and
Chief Financial Officer

Date: March 5, 2002